                                                                   Exhibit 10.24

                     AMENDED AND RESTATED BINDING TERM SHEET
                           CONVERTIBLE PREFERRED STOCK
                         Northwest Biotherapeutics, Inc.

                                October 22, 2004

THIS AMENDED AND RESTATED BINDING CONVERTIBLE PREFERRED STOCK TERM SHEET AMENDS AND RESTATES THAT CERTAIN BINDING CONVERTIBLE PREFERRED STOCK TERM SHEET BY AND BETWEEN THE PARTIES HERETO DATED AS OF APRIL 26, 2004.

Issuer:                      Northwest Biotherapeutics, Inc. (the "Company"), a
                             Delaware corporation.

Purchasers:                  Toucan Capital Fund II, L.P and/or its designee(s)
                             (collectively, "Investor"), and such other
                             investors as may subsequently be identified (the
                             "Other Investors").

Election to lead             At Investor's election on or before the end of the
equity financing:            Bridge Funding Period, Investor shall have the
                             right to lead the equity financing and assemble the
                             syndicate of Other Investors.

Securities to be             10% Cumulative Convertible Preferred Stock
Issued:                      ("Convertible Preferred" or "Convertible Preferred
                             Stock"), convertible into common stock of the
                             Company ("Common" or "Common Stock").

Share price:                 The price per share shall be the lesser of $0.10
                             per share or 35% discount to the average closing
                             price during the twenty trading days prior to
                             closing; provided, however, that in no event will
                             the price per share be less than $.04. The share
                             price provided herein is subject to adjustment for
                             dividends, splits, etc.

Amount of Issuance:          Up to $40 million (including any shares issuable
                             upon conversion of Bridge Funding, but not
                             including any shares issuable upon exercise of
                             warrants, options, and similar instruments or
                             obligations) (the "Maximum Issuance"), in one or
                             more tranches.

First Closing:               First closing ("First Closing") to occur upon
                             completion of Bridge Period, documentation and
                             fulfillment of conditions to closing.

Subsequent Closings:         Additional closings of the Convertible Preferred
                             Stock after the First Closing ("Subsequent
                             Closings") may take place at any time on or before
                             12 months after the First Closing (the "Equity
                             Financing Period"), so long as the aggregate amount
                             raised does not exceed the Maximum Issuance. All
                             subsequent closings of the Convertible Preferred
                             Stock shall be on the same terms and conditions as
                             in the First Closing and shall use the same
                             documentation as in the First Closing.

Warrants:                    The Company shall issue $7 million (or, in the
                             event that the November Bridge Funding is not
                             provided, $7.5 million) in warrant coverage on the
                             first $7 million

                             (or, in the event that the November Bridge Funding is not provided, $7.5 million) Convertible
                             Preferred Stock purchased for cash (the "Preferred
                             Stock Warrants"). Preferred Stock Warrants shall not be issued upon conversion of notes, exercise of warrants, or other conversion or exercise. The number of warrants to be so issued shall be determined on the basis of $0.10 per share. If the total of $7 million (or, in the event that the November Bridge Funding is not provided, $7.5 million) is invested in Convertible Preferred
                             Stock, the number of warrants issued shall be exercisable for 70 million (or, in the event that the November Bridge Funding is not provided, 75 million) shares of Convertible Preferred Stock. The exercise price of such Preferred Stock Warrants shall be the lesser of $0.10 per share (subject to adjustment for stock splits, stock dividends and the like) and 35% discount to the average closing price during the twenty trading days prior to the First Closing; provided, however, that in no event will the exercise price be less than $.04 per share
                             (subject to adjustment for stock splits, stock dividends and the like). The exercise period shall commence upon issuance of the Preferred Stock
                             Warrants, and shall continue for a period of seven
                             (7) years after their respective issuance dates.

Tax Treatment of Warrants:   The Company and the purchasers of the Convertible
                             Preferred Stock shall agree upon the fair market
                             value of the Preferred Stock Warrants, and the
                             Company shall make all of its tax filings on this
                             basis, and instruct its accountants and other
                             tax-preparation professionals to prepare all tax
                             filings and returns on the basis of the foregoing.

Right of First Refusal:      Investor shall have a right of first refusal to
                             purchase up to $15 million of the Convertible
                             Preferred Stock. This right of first refusal shall
                             apply at each closing during the Equity Financing
                             Period, until the $15 million amount is reached.
                             Such purchases shall be determined in addition to,
                             and shall not be deemed to include, any purchases
                             of Convertible Preferred Stock by Investor
                             (including its designees) through conversion of
                             Bridge Funding, or exercise of any warrants or
                             similar instruments. Such right of first refusal
                             shall apply regardless of whether or not Investor
                             leads the financing during any part of the Equity
                             Financing Period.

Conditions to Closings:      The following conditions shall apply to each
                             closing for the purchase and sale of Convertible
                             Preferred Stock. Each such condition must be
                             satisfied or waived, and such satisfaction and/or
                             waiver of each such condition shall be determined
                             by Investor and, as applicable, Other Investors in
                             their respective sole discretion, individually and
                             not jointly.

                             -    The Company shall have in all material
                                  respects performed, and be in compliance with, all obligations, agreements, covenants, closing conditions and other provisions contained in the Amended and Restated
                                  Recapitalization Agreement by and between the parties hereto dated July 30, 2004, as amended on October 22, 2004 (the "Recapitalization
                                  Agreement"), the Notes evidencing Bridge
                                  Funding (to the extent any such notes remain outstanding), and the other Related
                                  Recapitalization.

                                  Documents including, without limitation, the financing documents associated with the issuance of the Convertible Preferred Stock
                                  (the "Financing Documents"), required to be performed or fulfilled on or before the applicable closing date.

                             - All representations and warranties set forth in the Recapitalization Agreement, the Notes evidencing Bridge Funding (to the extent any such notes remain outstanding), and the other
                                  Related Recapitalization Documents shall be true and complete as of each closing.

                             - There shall have been no change that has had or is reasonably likely to have a material adverse effect on the business, affairs, prospects, operations, properties, assets, liabilities, structure or condition, financial or otherwise, of the Company (as such business is presently conducted and/or as it is proposed to be conducted) between the date of the Recapitalization Agreement and each closing of purchases of Convertible Preferred
                                  Stock.

                             - All corporate and other proceedings, and all documents relating to the issuance and sale of Convertible Preferred Stock pursuant to the Recapitalization Agreement shall be satisfactory in substance and form to Investor and Other Investors, as applicable. Investor's counsel and each Other Investors' counsel (if applicable) shall have received all such counterpart originals or certified or other copies of such documents as they may have requested including, without limitation:

                                  - The resolutions of the Board of Directors of the Company, authorizing and approving all matters in connection with the sale of the Convertible Preferred Stock certified by the Secretary of the Company as of the Closing Date.

                                  - All stockholder consents, votes or other approval required by applicable state or federal law (including any and all SEC rules and regulations) and any consents required by applicable securities exchanges or markets or corporate partners required to authorize and approve all matters in connection with the sale of Convertible Preferred Stock as contemplated by this term sheet.

                                  -    The Company shall have executed,
                                       delivered and maintained in force (i) a
                                       Convertible Preferred Stock purchase
                                       agreement, (ii) an Investors' Rights
                                       Agreement, (iii) an amended and restated certificate of incorporation (or if appropriate, a certificate of designation), (iv) a voting agreement, if applicable, and (v) such other documents as may be necessary or desirable in the determination of Investor and Other
                                       Investors, as applicable.

                                  -    The Investor and Other Investors shall
                                       have received from counsel

                                       to the Company an opinion letter
                                       containing opinions customary for
                                       transactions similar to the Proposed
                                       Equity Financing in the form reasonably
                                       acceptable to Investor and Other
                                       Investors (including, but not limited to, an opinion that the issuance of the Convertible Preferred Stock, the
                                       Preferred Stock Warrants and the
                                       securities issuable upon conversion
                                       and/or exercise thereof pursuant to the
                                       Proposed Equity Financing are exempt from the registration provisions of the federal and state securities laws).

                                  -    The Company shall have taken all
                                       necessary steps to set the number of
                                       directors on the Company's board of
                                       directors at seven (7) and elect
                                       directors according to the "Board of
                                       Directors" section below, including,
                                       without limitation, execution of a Voting
                                       Agreement if necessary or desirable in
                                       the determination of Investor and Other
                                       Investors, as applicable.

                                  -    The Company shall have delivered a
                                       certificate of its Chief Executive
                                       Officer, or other authorized and
                                       responsible officer of the Company
                                       acceptable to Investor and Other
                                       Investors, as applicable, in their
                                       respective sole discretion, certifying
                                       that all closing conditions have been
                                       fulfilled and that all representations
                                       and warranties are applicable and true as of the date of such closing.

                                  - The Company shall have provided prior to the applicable closing date all due diligence information requested by any investor, and/or necessary to enable such investor to complete a thorough due diligence review and obtain a complete and accurate understanding of the business, operations, prospects, assets, liabilities, structure, legal aspects and condition, financial or otherwise, of the Company.

                                  - Within the six month period prior to any closing of Convertible Preferred Stock, the Company shall not have entered into, increased, expanded, extended, renewed or reinstated (or agreed, promised, committed or undertaken to do so), any severance, separation, retention, change of control or similar agreement with any employee, other than such agreements entered into with the prior written approval of Investor and Other Investors, as applicable.

                                  - Within the six month period prior to any closing of Convertible Preferred Stock, the Company shall not have hired, or agreed to hire, any employee or engaged, or agreed to engage, any consultant, independent contractor or any other non-employee personnel, except in accordance with the Company's budget that has been approved by the Company's board of directors and the Investor and Other
                                       Investors, as applicable;

                                  - Within the six month period prior to any closing of Convertible Preferred Stock, the Company shall not have purchased, leased, hired, rented or otherwise acquired directly or indirectly any rights in or to any asset or facility in an amount in excess of $10,000, or agreed, promised or committed to do so, except in accordance with the Company's budget that has been approved by the Company's board of directors and the Investor and Other Investors, as applicable.

                                  -    [***]*

                                  -    All Intellectual Property licenses,
                                       agreements, patent applications and
                                       filings shall be current and in good
                                       standing.

                                  -    The Company shall have obtained the
                                       approval of the required number of its
                                       stockholders (the Company shall be
                                       obligated to use its best efforts in good faith comply with these terms and conditions to obtain stockholder consent and, in the event that it uses its best efforts in good faith to do so and fails to achieve stockholder approval, the
                                       Company shall not be required to sell the Convertible Preferred Stock).

                                  -    The satisfaction of other customary
                                       conditions of transactions of this sort
                                       that Investor may reasonably require.

Conversion:                  The Convertible Preferred Stock shall be
                             convertible at any time, in whole or in part, at
                             the option of the holder (without any further
                             payment by the holder) into Common Stock of the
                             Company. The initial conversion ratio shall be one
                             share of Common Stock for each share of Convertible
                             Preferred Stock (the "Conversion Ratio"). The
                             Conversion Ratio shall be subject to appropriate
                             adjustment in the event of (i) any subdivision or
                             combination of the Company's outstanding Common
                             Stock, (ii) any distribution by the Company of a
                             stock dividend or assets, (iii) any capital
                             reorganization or reclassification of the Company
                             affecting the conversion price, or other similar
                             transactions, as applicable. The Conversion Ratio
                             shall also be subject to adjustment pursuant to the
                             anti-dilution provisions (below).

Rights, Preferences,         (1) Dividends: A cumulative dividend shall accrue
Privileges and               at the rate of 10% per annum, compounding quarterly
Restrictions:                on the Convertible Preferred Stock. No dividends
                             shall be paid on the Common or any other securities
                             issued by the Company other than the Convertible
                             Preferred Stock. Dividends shall be payable as and
                             when determined

----------
*    Confidential Treatment Requested.


                             by the Board of Directors, and upon the occurrence of a liquidation. A liquidation shall be deemed to include, without limitation, a merger resulting in a change in control of the Company, sale of all or substantially all of the assets of the Company, or transfer of control (not including any transfer of control that is the result of the sale and issuance of the Convertible Preferred Stock contemplated hereunder, the conversion of any of the Bridge
                             Funding or exercise of any Bridge Warrants or Preferred Stock Warrants).

                             (2) Liquidation Preference: In the event of liquidation or winding up of the Company, the holders of shares of Convertible Preferred shall be entitled (at such holders' option) to convert such shares to Common Stock or to receive, in preference to the holders of Common, (i) an amount equal to the original purchase price with respect to such Convertible Preferred Stock, plus (ii) (to the extent of current and/or retained earnings) any dividends accrued but not paid on such Convertible
                             Preferred Stock, or such lesser amount as is the maximum amount acceptable under applicable SBA and SEC rules and regulations. Thereafter, all remaining assets shall be distributed pro-rata to the holders of Common Stock and all Convertible
                             Preferred Stock on an as converted basis. A liquidation shall be deemed to include, without limitation, a merger resulting in a change in control of the Company, sale of all or substantially all of the assets of the Company, or transfer of control (not including any transfer of control that is the result of the sale and issuance of the Convertible Preferred Stock contemplated hereunder, the conversion of any of the Bridge
                             Funding or exercise of any Bridge Warrants or Preferred Stock Warrants).

                             (3) Anti-dilution: Notwithstanding anything herein to the contrary, except for issuances to management and employees, which must be approved by the Board pursuant to written benefit plans, and except for issuances relating to the Bridge Funding under the Recapitalization Agreement, if the Company issues
                             (or, directly or indirectly promises, commits, or undertakes to issue) any additional securities or instruments at a nominal or effective purchase price less than the price resulting from the application of the Conversion Ratio, calculated on a fully diluted basis with respect to the Convertible Preferred Stock, then the Conversion
                             Ratio of such Convertible Preferred Stock shall be reduced on a full ratchet basis to eliminate the effect of such dilutive issuance on such Convertible Preferred Stock.

                             (4) Protective Provisions: Until fewer than
                             1,000,000 shares of Convertible Preferred Stock are outstanding (as adjusted for stock splits, stock dividends and the like), the Company shall not, without the approval of the Board of Directors and the affirmative vote or written consent of the holders of a majority of the then outstanding shares of Convertible Preferred Stock: (i) authorize or issue (including, without limitation, by way of recapitalization), or obligate itself to authorize or issue, any equity security of the Corporation, or any other security exercisable for or convertible into an equity security of the Corporation, that has redemption rights or that is senior to or on parity with the Convertible
                             Preferred Stock as to dividend rights, voting rights, liquidation preferences or any other rights, preferences or privileges; (ii) increase or decrease (other than by conversion) the total number of authorized shares of Convertible
                             Preferred Stock or Common Stock; (iii) effect any sale, lease, assignment, transfer or other conveyance or encumbrance of all or substantially all of the assets of the Corporation or any of its subsidiaries in one or more related transactions, or any consolidation or merger resulting in a change in control of the Company, or any reclassification, recapitalization or other change of any capital stock of the Corporation; (iv) change the authorized number of directors of the Corporation; (v) amend or repeal the Certificate
                             (including by way of any Certificate of
                             Designation) or the Corporation's Bylaws; (vi) redeem, purchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any of the Common Stock or common stock equivalents; provided, however, that this restriction shall not apply to the repurchase of up to a maximum of $100,000 of Common Stock per year from employees, officers, directors, consultants, advisors or other persons performing services for the Corporation, pursuant to agreements under which the Corporation has the option to repurchase such shares at cost upon the occurrence of certain events, such as the termination of employment;
                             (vii) effect the liquidation, dissolution or winding up of the Corporation; or (viii) agree, promise, commit or undertake to do any of the foregoing.

                             (5) Voting Rights: The holders of Convertible
                             Preferred will have the right to that number of votes equal to the number of shares of Common Stock issuable upon conversion of such Preferred Stock.

Private Placement:           The Convertible Preferred Stock shall not be
                             registered under the Securities Act of 1933, as
                             amended (the "Act") and may not be resold without
                             such registration or an exemption under the
                             provisions of the Act. The Convertible Preferred
                             Stock shall be sold only to "accredited investors,"
                             as defined in Regulation D under the Act.

Registration Rights          At the request of Investor, the Company will use
                             its best efforts to prepare and file, within 60
                             days following the First Closing and each
                             Subsequent Closing, a registration statement on
                             Form SB-2 or Form S-1 (or if Form S-3 is available,
                             on Form S-3) (the "Registration Statement") for the
                             resale of the shares of Common Stock issuable to
                             the Investor and Other Investors upon conversion of
                             the Convertible Preferred Stock and upon exercise
                             of the Warrants, and use its commercially
                             reasonable efforts to cause the Registration
                             Statement to become effective within 120 days after
                             such closing. The Company agrees to make such
                             filings as are necessary to keep the Registration
                             Statement effective until the earlier of (A) the
                             date that the investors have completed the
                             distribution related to the Common Stock, or (B)
                             such time that all Common Stock then held by the
                             investors (including shares of Common Stock
                             issuable upon conversion of Preferred Stock held by
                             the investors) can be sold without compliance with
                             the registration requirements of the Securities Act
                             pursuant to Rule 144(k) under the Securities Act.

                             Liquidated Damages: In the event that the Company shall fail to cause the Registration Statement to be timely filed, timely declared effective, or to be kept effective (other than pursuant to customary permissible suspension periods), the Company shall pay as liquidated damages the amount of 1% per month of the aggregate purchase price for the securities remaining to be sold pursuant to the Registration Statement or such lesser amount that is the maximum permitted under applicable SBA rules and regulations.

                             In the event that the Company's Common Stock is no longer registered under the Securities Exchange Act of 1934, as amended following completion of the First Closing, or for any reason the Company does not register for resale all shares of Common into which the Convertible Preferred converts, as provided for above, Investor and each Other
                             Investor shall have the following registration rights with respect to the Common Stock into which such investor's Convertible Preferred converts:

                                  (1) Demand Registration Rights. If, at any time after the initial purchase of the Convertible Preferred Stock, holders of at least 20% of the Common Stock issued or issuable upon conversion of the Convertible
                                  Preferred Stock request that the Company file a Registration Statement covering at least 10% of the Common issued or issuable upon conversion of the Convertible Preferred (or any lesser percentage if the anticipated aggregate offering price would exceed
                                  $2,000,000), the Company shall cause the shares attributable to the Convertible
                                  Preferred Stock to be registered. The Company shall not be obligated to effect more than two registrations per year under these demand right provisions.

                                  (2) Registration on Form S-3: Holders of
                                  Common issued or issuable upon conversion of the Convertible Preferred Stock shall have the right to require the Company to file unlimited
                                  Registration Statements on Form S-3 (or any equivalent successor form), provided the
                                  Company is otherwise eligible to use Form S-3 for such a registration and the anticipated aggregate offering price in each registration on Form S-3 exceeds $1,000,000.

                                  (3) Piggy-Back Registration: Holders of Common issued or issuable upon conversion of the Convertible Preferred Stock shall be entitled to unlimited 'piggy-back' registration rights on all registrations of the Company.

                                  (4) Transfer of Registration Rights: The registration rights may be transferred to any transferee permitted under applicable Federal and state securities laws, provided that the Company is given written notice thereof and provided that the transferee agrees in writing to be bound by the terms of the stock purchase agreement and other agreements relating to this transaction.

                                  (5) Costs: The Company shall bear all expenses relating to all such preparation and filings.

                                  (6) Indemnification: The Company shall provide the Investors with the maximum indemnification allowed under applicable law with regard to the registration rights.

Regulatory Costs             The Company shall be responsible for completing and
                             shall bear all costs associated with all regulatory
                             filings that are necessary in connection with the
                             transactions described herein, including, without
                             limitation, U.S. Securities and Exchange Commission
                             filings (whether these filings are made by the
                             Company, the purchasers of the Convertible
                             Preferred Stock or their affiliates), blue sky
                             filings and/or other necessary filings under
                             applicable securities market or exchange rules and
                             regulations.

Board of Directors:          The authorized number of directors shall be seven
                             (7). Four (4) of the seven directors shall be
                             designated by the holders of a majority of the
                             Convertible Preferred Stock, two (2) of the
                             directors shall be outsiders with significant
                             industry experience who are reasonably acceptable
                             to the holders of a majority of the Convertible
                             Preferred Stock, and one (1) of the directors shall
                             be the CEO of the Company.

D&O Insurance:               As promptly as practicable after the First Closing,
                             the Company shall use best efforts to obtain and
                             maintain in force $10 million in director and
                             officer liability insurance coverage.

SBA Provisions:              The Company shall make such representations,
                             warranties and covenants, and shall provide such
                             documentation and information rights as may be
                             necessary (e.g., certification that at the time of
                             Investor's investment the Company is a "small"
                             business, has the majority of its operations in the
                             US, and is not engaged in oil and gas exploration,
                             movie production or certain other prohibited
                             activities), to satisfy the requirements of the SBA
                             in regard to investment by Investor in the Company.

Documentation:               The purchase of the Convertible Preferred Stock
                             shall be made pursuant to a Stock Purchase
                             Agreement, Investor Rights Agreement, Voting
                             Agreement (if applicable) and Amended and Restated
                             Certificate of Incorporation (or if appropriate,
                             certificate of designation) to be drafted by
                             counsel to the Investor. Such agreements and other
                             documents shall contain, among other things,
                             appropriate representations and warranties
                             (including, without limitation, reps and warranties
                             concerning the Intellectual Property, the financial
                             condition of the Company, the absence of litigation
                             or threats thereof, and full disclosure of all
                             material information), covenants, protective
                             provisions, and conditions of closing including
                             those noted above.

Miscellaneous:               Customary provisions, including applicable law
                             (Delaware), severability, assignment (except as
                             provided under the rights of first refusal above,
                             holders of Convertible Preferred Stock shall be
                             free to assign or transfer their Convertible
                             Preferred Stock or rights hereunder to any party
                             permitted under applicable federal and state
                             securities laws, as long as transferee agrees to
                             the terms and obligations of the Convertible
                             Preferred Stock, respectively), etc.

Transaction Expenses:        The Company shall pay, reimburse or otherwise
                             satisfy, upon demand of Investor, all fees, costs
                             and expenses incurred and/or undertaken by Investor
                             relating to the preparation for, development of and
                             implementation of the Recapitalization Plan set
                             forth in the Recapitalization Agreement, including,
                             without limitation, all due diligence expenses and
                             all expenses relating to the Bridge Funding and the
                             Anticipated Equity Financing and the transactions
                             contemplated hereby and by the Recapitalization
                             Agreement and the documentation of all of the
                             foregoing (including, without limitation all legal
                             fees and expenses). This obligation shall apply
                             regardless of whether or not all of the
                             transactions contemplated in the Recapitalization
                             Agreement close. At each closing of the Anticipated
                             Equity Financing, at Investor's sole discretion,
                             and with respect to any or all of such fees, costs
                             and expenses accrued through such closing, the
                             Company shall (a) pay Investor in cash concurrently
                             with such closing (or at Investor's sole
                             discretion, Investor may withhold such amount from
                             the wire of investments proceeds), (b) issue a
                             promissory note in the form of the Notes in
                             principal amount equal to such fees, costs and
                             expenses; or (c) treat such fees, costs and
                             expenses as an unsecured payable. At any time
                             following such closing, Investor may require any
                             amounts that it elected to have the Company treat
                             as unsecured amounts payable to be paid in cash or
                             satisfied by issuance of a Note in the principal
                             amount of some or all of such unsecured obligation.

Cross-default:               The Company acknowledges that the financing
                             contemplated by this term sheet is part of an
                             integrated Recapitalization Plan, as set forth in
                             the Recapitalization Agreement. The Company further
                             acknowledges and agrees that this term sheet is
                             subject to all terms and conditions set forth in
                             the Recapitalization Agreement and the other
                             Related Recapitalization Documents and that the
                             Recapitalization Agreement and the other Related
                             Recapitalization Documents are subject to all terms
                             and conditions set forth in this Term Sheet. The
                             Company agrees that any default by the Company
                             under any provision of this Term Sheet, the
                             Recapitalization Agreement or any of the other
                             Related Recapitalization Documents will constitute
                             a default under this Term Sheet, each other Related
                             Recapitalization Document and the Recapitalization
                             Agreement.

Standstill/exclusivity:      The standstill/exclusivity provision in the
                             Recapitalization Agreement shall remain in full
                             force and effect during the Equity Financing
                             Period.

Termination                  The Company's obligations to issue any securities
                             in connection with the Anticipated Equity Financing
                             may terminate only in accordance with Section 3.2
                             of the Recapitalization Agreement; however, such
                             termination shall not have any


                             impact on the other rights and obligations of the parties under the Recapitalization Agreement or the Related Recapitalization Documents, except as explicitly set forth in Section 3.2 of the Recapitalization Agreement.

No Offer For purposes of applicable securities laws, this Term Sheet does not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein.

Binding Agreement            This Term Sheet constitutes a binding commitment on
                             the part of the Company. The obligations of
                             Investor and Other Investors under this Term Sheet
                             are subject to the conditions contained herein and
                             in the Related Recapitalization Documents.

                                        AGREED AND ACCEPTED:

TOUCAN CAPITAL FUND II, LP              NORTHWEST
                                        BIOTHERAPEUTICS, INC.


By: /s/ Linda Powers                    By: /s/ Alton Boynton
    ---------------------------------       ------------------------------------
Name: Linda F. Powers                   Name: Alton Boynton
Title: Managing Director                Title: President

Date: October 22, 2004                  Date: October 22, 2004

              AMENDMENT TO AMENDED AND RESTATED BINDING TERM SHEET

     This AMENDMENT TO AMENDED AND RESTATED BINDING TERM SHEET (this "AMENDMENT") is made effective as of December 27, 2004 by and between NORTHWEST BIOTHERAPEUTICS, INC., a Delaware corporation (the "COMPANY"), and TOUCAN CAPITAL FUND II, L.P., a Delaware limited partnership ("TOUCAN").

                                    RECITALS

     WHEREAS, the Company and Toucan are party to that certain Binding Convertible Preferred Stock Term Sheet originally dated April 26, 2004 and amended and restated on October 22, 2004 (as so amended and restated, the "CONVERTIBLE PREFERRED STOCK TERM SHEET").

     WHEREAS, concurrently herewith, the Company and its affiliates, if any, and Toucan and its designees, are entering into Amendment No. 3 (the "THIRD AMENDMENT") to that certain Amended and Restated Recapitalization Agreement by and between the parties thereto; and

     WHEREAS, in connection with the Third Amendment, the Company and Toucan desire to amend the Convertible Preferred Stock Term Sheet as provided herein.

                                    AGREEMENT

     NOW, THEREFORE, for and in consideration of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Toucan agree as follows:

     1. The paragraph of the Convertible Preferred Stock Term Sheet entitled "Warrants:" is hereby amended and restated in its entirety as follows:

     "The Company shall issue $6.75 million in warrant coverage on the first $6.75 million Convertible Preferred Stock purchased for cash (the "Preferred Stock Warrants"). Preferred Stock Warrants shall not be issued upon conversion of notes, exercise of warrants, or other conversion or exercise. The number of warrants to be so issued shall be determined on the basis of $0.10 per share. If the total of $6.75 million is invested in Convertible Preferred Stock, the number of warrants issued shall be exercisable for 67.5 million shares of Convertible Preferred Stock. The exercise price of such Preferred Stock Warrants shall be the lesser of $0.10 per share (subject to adjustment for stock splits, stock dividends and the like) and 35% discount to the average closing price during the twenty trading days prior to the First Closing; provided, however, that in no event will the exercise price be less than $.04 per share (subject to adjustment for stock splits, stock dividends and the like). The exercise period shall commence upon issuance of the Preferred Stock Warrants, and shall continue for a period of seven (7) years after their respective issuance dates."

     2. The thirteenth bullet in the paragraph entitled "Conditions to Closing" of the Convertible Preferred Stock term Sheet is hereby deleted in its entirety and shall not be a condition precedent to the obligation of any Investor to Purchase Convertible Preferred Stock from the Company.

     3. Unless specifically modified or changed by the terms of this Amendment, all terms and conditions of the Convertible Preferred Stock Term Sheet shall remain in effect and shall apply fully as described and set forth in the Convertible Preferred Stock Term Sheet.

     4. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]


                                       2.

     The Company and Toucan have executed this AMENDMENT TO AMENDED AND RESTATED BINDING TERM SHEET as of the day and year first written above.

TOUCAN CAPITAL FUND II, L.P.            NORTHWEST BIOTHERAPEUTICS, INC.


By: /s/ Linda Powers                    By: /s/ Alton Boynton
    ---------------------------------       ------------------------------------
Name: Linda Powers                      Name: Alton L. Boynton
Title: Managing Director                Title: President


                                       3.

                SECOND AMENDMENT TO AMENDED AND RESTATED BINDING
                                   TERM SHEET

     This SECOND AMENDMENT TO AMENDED AND RESTATED BINDING TERM SHEET (this "AMENDMENT") is made effective as of January 26, 2005 by and between NORTHWEST BIOTHERAPEUTICS, INC., a Delaware corporation (the "COMPANY"), and TOUCAN CAPITAL FUND II, L.P., a Delaware limited partnership ("TOUCAN").

                                    RECITALS

     WHEREAS, the Company and Toucan are party to that certain Binding Convertible Preferred Stock Term Sheet originally dated April 26, 2004 and amended and restated on October 22, 2004 as further amended on December 27, 2004 (the "CONVERTIBLE PREFERRED STOCK TERM SHEET").

     WHEREAS, concurrently herewith, the Company and its affiliates, if any, and Toucan and its designees, are entering into Amendment No. 4 (the "FOURTH AMENDMENT") to that certain Amended and Restated Recapitalization Agreement by and between the parties thereto; and

     WHEREAS, in connection with the Fourth Amendment, the Company and Toucan desire to amend the Convertible Preferred Stock Term Sheet as provided herein.

                                    AGREEMENT

     NOW, THEREFORE, for and in consideration of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Toucan agree as follows:

     1. The paragraph of the Convertible Preferred Stock Term Sheet entitled "Board of Directors:" is hereby amended and restated in its entirety as follows:

     "The authorized number of directors shall initially be one (1). The authorized number of directors may not be increased or decreased without the consent of the holders of a majority of the shares of Convertible Preferred Stock. The holders of a majority of the shares of Convertible Preferred Stock, acting in their sole discretion, may require the Company to increase the total number of authorized directors at any time following the first closing of the Convertible Preferred Stock, up to a maximum of seven (7) directors. Subject to the limitation in the following sentence, any newly created directorships shall be designated by the holders of a majority of the shares of Convertible Preferred Stock, acting in their sole discretion, to be filled by either: (i) an outside director with significant industry experience, who is reasonably acceptable to the holders of a majority of the Convertible Preferred Stock, to be elected by the holders of the Company's Common Stock (which may, subject to applicable law, the Certificate of Incorporation or the Bylaws, be filled initially by vote of the remaining director(s)) (a "COMMON DIRECTORSHIP"); or (ii) a director to be designated by the holders of a majority of the Convertible Preferred Stock (a "PREFERRED

     DIRECTORSHIP"). Notwithstanding the foregoing, no more than four (4) directorships shall be designated as Preferred Directorships, no more than two (2) directorships shall be designated as Common Directorships, and one
     (1) director shall be the chief executive officer of the Company."

     2. Unless specifically modified or changed by the terms of this Amendment, all terms and conditions of the Convertible Preferred Stock Term Sheet shall remain in effect and shall apply fully as described and set forth in the Convertible Preferred Stock Term Sheet.

     3. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]


                                       2.

     The Company and Toucan have executed this SECOND AMENDMENT TO AMENDED AND RESTATED BINDING TERM SHEET as of the day and year first written above.

TOUCAN CAPITAL FUND II, L.P.            NORTHWEST BIOTHERAPEUTICS, INC.


By: /s/ Linda Powers                    By: /s/ Alton Boynton
    ---------------------------------       ------------------------------------
Name: Linda Powers                      Name: Alton L. Boynton
Title: Managing Director                Title: President


                                       3.

                 THIRD AMENDMENT TO AMENDED AND RESTATED BINDING
                                   TERM SHEET

     This THIRD AMENDMENT TO AMENDED AND RESTATED BINDING TERM SHEET (this "AMENDMENT") is made effective as of April 12, 2005 by and between NORTHWEST BIOTHERAPEUTICS, INC., a Delaware corporation (the "COMPANY"), and TOUCAN CAPITAL FUND II, L.P., a Delaware limited partnership ("TOUCAN").

                                    RECITALS

     WHEREAS, the Company and Toucan are party to that certain Binding Convertible Preferred Stock Term Sheet originally dated April 26, 2004 and amended and restated on October 22, 2004 as further amended on December 27, 2004 and January 26, 2005 (the "CONVERTIBLE PREFERRED STOCK TERM SHEET").

     WHEREAS, concurrently herewith, the Company and its affiliates, if any, and Toucan and its designees, are entering into Amendment No. 5 (the "FIFTH AMENDMENT") to that certain Amended and Restated Recapitalization Agreement by and between the parties thereto; and

     WHEREAS, in connection with the Fifth Amendment, the Company and Toucan desire to amend the Convertible Preferred Stock Term Sheet as provided herein.

                                    AGREEMENT

     NOW, THEREFORE, for and in consideration of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Toucan agree as follows:

     1. The paragraph of the Convertible Preferred Stock Term Sheet entitled "Warrants:" is hereby amended and restated in its entirety as follows:

     "The Company shall issue $6.3 million in warrant coverage on the first $6.3 million Convertible Preferred Stock purchased for cash (the "Preferred Stock Warrants"). Preferred Stock Warrants shall not be issued upon conversion of notes, exercise of warrants, or other conversion or exercise. The number of warrants to be so issued shall be determined on the basis of $0.10 per share. If the total of $6.3 million is invested in Convertible Preferred Stock, the number of warrants issued shall be exercisable for 63 million shares of Convertible Preferred Stock. The exercise price of such Preferred Stock Warrants shall be $.04 per share (subject to adjustment for stock splits, stock dividends and the like). The exercise period shall commence upon issuance of the Preferred Stock Warrants, and shall continue for a period of seven (7) years after their respective issuance dates."

     2. Unless specifically modified or changed by the terms of this Amendment, all terms and conditions of the Convertible Preferred Stock Term Sheet shall remain in effect and shall apply fully as described and set forth in the Convertible Preferred Stock Term Sheet.

     3. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]


                                       2.

      The Company and Toucan have executed this THIRD AMENDMENT TO AMENDED AND RESTATED BINDING TERM SHEET as of the day and year first written above.

TOUCAN CAPITAL FUND II, L.P.            NORTHWEST BIOTHERAPEUTICS, INC.


By: /s/ Linda Powers                    By: /s/ Alton Boynton
    ---------------------------------       ------------------------------------
Name: Linda Powers                      Name: Alton L. Boynton
Title: Managing Director                Title: President


                                       3.

                FOURTH AMENDMENT TO AMENDED AND RESTATED BINDING
                                   TERM SHEET

          This FOURTH AMENDMENT TO AMENDED AND RESTATED BINDING TERM SHEET (this "AMENDMENT") is made effective as of May 13, 2005 by and between NORTHWEST BIOTHERAPEUTICS, INC., a Delaware corporation (the "COMPANY"), and TOUCAN CAPITAL FUND II, L.P., a Delaware limited partnership ("TOUCAN").

                                    RECITALS

          WHEREAS, the Company and Toucan are party to that certain Binding Convertible Preferred Stock Term Sheet originally dated April 26, 2004 and amended and restated on October 22, 2004 as further amended on December 27, 2004, January 26, 2005 and April 12, 2005 (the "CONVERTIBLE PREFERRED STOCK TERM SHEET").

          WHEREAS, concurrently herewith, the Company and its affiliates, if any, and Toucan and its designees, are entering into Amendment No. 6 (the "SIXTH AMENDMENT") to that certain Amended and Restated Recapitalization Agreement by and between the parties thereto; and

          WHEREAS, in connection with the Sixth Amendment, the Company and Toucan desire to amend the Convertible Preferred Stock Term Sheet as provided herein.

                                    AGREEMENT

          NOW, THEREFORE, for and in consideration of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Toucan agree as follows:

          1. The paragraph of the Convertible Preferred Stock Term Sheet entitled "Warrants:" is hereby amended and restated in its entirety as follows:

          "The Company shall issue $5.85 million in warrant coverage on the first $5.85 million Convertible Preferred Stock purchased for cash (the "Preferred Stock Warrants"). Preferred Stock Warrants shall not be issued upon conversion of notes, exercise of warrants, or other conversion or exercise. The number of warrants to be so issued shall be determined on the basis of $0.10 per share. If the total of $5.85 million is invested in Convertible Preferred Stock, the number of warrants issued shall be exercisable for 58.5 million shares of Convertible Preferred Stock. The exercise price of such Preferred Stock Warrants shall be $.04 per share (subject to adjustment for stock splits, stock dividends and the like). The exercise period shall commence upon issuance of the Preferred Stock Warrants, and shall continue for a period of seven (7) years after their respective issuance dates."

          2. Unless specifically modified or changed by the terms of this Amendment, all terms and conditions of the Convertible Preferred Stock Term Sheet shall remain in effect and shall apply fully as described and set forth in the Convertible Preferred Stock Term Sheet.

          3. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

          The Company and Toucan have executed this FOURTH AMENDMENT TO AMENDED AND RESTATED BINDING TERM SHEET as of the day and year first written above.

TOUCAN CAPITAL FUND II, L.P.            NORTHWEST BIOTHERAPEUTICS, INC.


By:                                     By:
    ---------------------------------       ------------------------------------
Name: Linda Powers                      Name: Alton L. Boynton
Title: Managing Director                Title: President

                 FIFTH AMENDMENT TO AMENDED AND RESTATED BINDING
                                   TERM SHEET

     This FIFTH AMENDMENT TO AMENDED AND RESTATED BINDING TERM SHEET (this "AMENDMENT") is made effective as of June 16, 2005 by and between NORTHWEST BIOTHERAPEUTICS, INC., a Delaware corporation (the "COMPANY"), and TOUCAN CAPITAL FUND II, L.P., a Delaware limited partnership ("TOUCAN").

                                    RECITALS

     WHEREAS, the Company and Toucan are party to that certain Binding Convertible Preferred Stock Term Sheet originally dated April 26, 2004 and amended and restated on October 22, 2004 as further amended on December 27, 2004, January 26, 2005, April 12, 2005 and May 13, 2005 (the "CONVERTIBLE PREFERRED STOCK TERM SHEET").

     WHEREAS, concurrently herewith, the Company and its affiliates, if any, and Toucan and its designees, are entering into Amendment No. 7 (the "SEVENTH AMENDMENT") to that certain Amended and Restated Recapitalization Agreement by and between the parties thereto; and

     WHEREAS, in connection with the Seventh Amendment, the Company and Toucan desire to amend the Convertible Preferred Stock Term Sheet as provided herein.

                                    AGREEMENT

     NOW, THEREFORE, for and in consideration of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Toucan agree as follows:

     1. The paragraph of the Convertible Preferred Stock Term Sheet entitled "Warrants:" is hereby amended and restated in its entirety as follows:

     "The Company shall issue $5.35 million in warrant coverage on the first $5.35 million Convertible Preferred Stock purchased for cash (the "Preferred Stock Warrants"). Preferred Stock Warrants shall not be issued upon conversion of notes, exercise of warrants, or other conversion or exercise. The number of warrants to be so issued shall be determined on the basis of $0.10 per share. If the total of $5.35 million is invested in Convertible Preferred Stock, the number of warrants issued shall be exercisable for 53.5 million shares of Convertible Preferred Stock. The exercise price of such Preferred Stock Warrants shall be $.04 per share (subject to adjustment for stock splits, stock dividends and the like). The exercise period shall commence upon issuance of the Preferred Stock Warrants, and shall continue for a period of seven (7) years after their respective issuance dates."

     2. Unless specifically modified or changed by the terms of this Amendment, all terms and conditions of the Convertible Preferred Stock Term Sheet shall remain in effect and shall apply fully as described and set forth in the Convertible Preferred Stock Term Sheet.

     3. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]


                                       2.

     The Company and Toucan have executed this FIFTH AMENDMENT TO AMENDED AND RESTATED BINDING TERM SHEET as of the day and year first written above.

TOUCAN CAPITAL FUND II, L.P.            NORTHWEST BIOTHERAPEUTICS, INC.


By:                                     By:
    ---------------------------------       ------------------------------------
Name: Linda Powers                      Name: Alton L. Boynton
Title: Managing Director                Title: President


                                       3.

                 SIXTH AMENDMENT TO AMENDED AND RESTATED BINDING
                                   TERM SHEET

          This SIXTH AMENDMENT TO AMENDED AND RESTATED BINDING TERM SHEET (this "AMENDMENT") is made effective as of July 26, 2005 by and between NORTHWEST BIOTHERAPEUTICS, INC., a Delaware corporation (the "COMPANY"), and TOUCAN CAPITAL FUND II, L.P., a Delaware limited partnership ("TOUCAN").

                                    RECITALS

     WHEREAS, the Company and Toucan are party to that certain Binding Convertible Preferred Stock Term Sheet originally dated April 26, 2004 and amended and restated on October 22, 2004 as further amended on December 27, 2004, January 26, 2005, April 12, 2005, May 13, 2005 and June 16, 2005 (the
"CONVERTIBLE PREFERRED STOCK TERM SHEET").

     WHEREAS, concurrently herewith, the Company and its affiliates, if any, and Toucan and its designees, are entering into Amendment No. 8 (the "EIGHTH AMENDMENT") to that certain Amended and Restated Recapitalization Agreement by and between the parties thereto; and

     WHEREAS, in connection with the Eighth Amendment, the Company and Toucan desire to amend the Convertible Preferred Stock Term Sheet as provided herein.

                                    AGREEMENT

     NOW, THEREFORE, for and in consideration of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Toucan agree as follows:

     1. The paragraph of the Convertible Preferred Stock Term Sheet entitled "Subsequent Closings:" is hereby amended by replacing the phrase "12 months after the First Closing" with "December 31, 2006 (or such later date as is mutually agreed by the parties hereto)" in the first sentence thereof.

     2. The paragraph of the Convertible Preferred Stock Term Sheet entitled "Warrants:" is hereby amended and restated in its entirety as follows:

     "The Company shall issue $4.85 million in warrant coverage on the first $4.85 million Convertible Preferred Stock purchased for cash (the "Preferred Stock Warrants"). Preferred Stock Warrants shall not be issued upon conversion of notes, exercise of warrants, or other conversion or exercise. The number of warrants to be so issued shall be determined on the basis of $0.10 per share. If the total of $4.85 million is invested in Convertible Preferred Stock, the number of warrants issued shall be exercisable for 48.5 million shares of Convertible Preferred Stock. The exercise price of such Preferred Stock Warrants shall be $.04 per share (subject to adjustment for stock splits, stock dividends and the like). The exercise period shall commence upon issuance of the Preferred Stock Warrants, and shall continue for a period of seven (7) years after their respective issuance dates."

     3. Unless specifically modified or changed by the terms of this Amendment, all terms and conditions of the Convertible Preferred Stock Term Sheet shall remain in effect and shall apply fully as described and set forth in the Convertible Preferred Stock Term Sheet.

     4. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

     The Company and Toucan have executed this SIXTH AMENDMENT TO AMENDED AND RESTATED BINDING TERM SHEET as of the day and year first written above.

TOUCAN CAPITAL FUND II, L.P.            NORTHWEST BIOTHERAPEUTICS, INC.


By:                                     By:
    ---------------------------------       ------------------------------------
Name: Linda Powers                      Name: Alton L. Boynton
Title: Managing Director                Title: President

                SEVENTH AMENDMENT TO AMENDED AND RESTATED BINDING
                                   TERM SHEET

          This SEVENTH AMENDMENT TO AMENDED AND RESTATED BINDING TERM SHEET (this "AMENDMENT") is made effective as of September 7, 2005 by and between NORTHWEST BIOTHERAPEUTICS, INC., a Delaware corporation (the "COMPANY"), and TOUCAN CAPITAL FUND II, L.P., a Delaware limited partnership ("TOUCAN").

                                    RECITALS

     WHEREAS, the Company and Toucan are party to that certain Binding Convertible Preferred Stock Term Sheet originally dated April 26, 2004 and amended and restated on October 22, 2004 as further amended on December 27, 2004, January 26, 2005, April 12, 2005, May 13, 2005, June 16, 2005 and July 26,
2005 (the "CONVERTIBLE PREFERRED STOCK TERM SHEET").

     WHEREAS, concurrently herewith, the Company and its affiliates, if any, and Toucan and its designees, are entering into Amendment No. 9 (the "NINTH AMENDMENT") to that certain Amended and Restated Recapitalization Agreement by and between the parties thereto; and

     WHEREAS, in connection with the Ninth Amendment, the Company and Toucan desire to amend the Convertible Preferred Stock Term Sheet as provided herein.

                                    AGREEMENT

     NOW, THEREFORE, for and in consideration of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Toucan agree as follows:

     1. The paragraph of the Convertible Preferred Stock Term Sheet entitled "Warrants:" is hereby amended and restated in its entirety as follows:

     "The Company shall issue $4.35 million in warrant coverage on the first $4.35 million Convertible Preferred Stock purchased for cash (the "Preferred Stock Warrants"). Preferred Stock Warrants shall not be issued upon conversion of notes, exercise of warrants, or other conversion or exercise. The number of warrants to be so issued shall be determined on the basis of $0.10 per share. If the total of $4.35 million is invested in Convertible Preferred Stock, the number of warrants issued shall be exercisable for 43.5 million shares of Convertible Preferred Stock. The exercise price of such Preferred Stock Warrants shall be $.04 per share (subject to adjustment for stock splits, stock dividends and the like). The exercise period shall commence upon issuance of the Preferred Stock Warrants, and shall continue for a period of seven (7) years after their respective issuance dates."

     2. Unless specifically modified or changed by the terms of this Amendment, all terms and conditions of the Convertible Preferred Stock Term Sheet shall remain in effect and shall apply fully as described and set forth in the Convertible Preferred Stock Term Sheet.

     3. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

     The Company and Toucan have executed this SEVENTH AMENDMENT TO AMENDED AND RESTATED BINDING TERM SHEET as of the day and year first written above.

TOUCAN CAPITAL FUND II, L.P.            NORTHWEST BIOTHERAPEUTICS, INC.


By:                                     By:
    ---------------------------------       ------------------------------------
Name: Linda Powers                      Name: Alton L. Boynton
Title: Managing Director                Title: President

                EIGHTH AMENDMENT TO AMENDED AND RESTATED BINDING
                                   TERM SHEET

     This EIGHTH AMENDMENT TO AMENDED AND RESTATED BINDING TERM SHEET (this "AMENDMENT") is made effective as of November 14, 2005 by and between NORTHWEST BIOTHERAPEUTICS, INC., a Delaware corporation (the "COMPANY"), and TOUCAN CAPITAL FUND II, L.P., a Delaware limited partnership ("TOUCAN").

                                    RECITALS

     WHEREAS, the Company and Toucan are party to that certain Binding Convertible Preferred Stock Term Sheet originally dated April 26, 2004 and amended and restated on October 22, 2004 as further amended on December 27, 2004, January 26, 2005, April 12, 2005, May 13, 2005, June 16, 2005, July 26,
2005 and September 7, 2005 (the "CONVERTIBLE PREFERRED STOCK TERM SHEET").

     WHEREAS, concurrently herewith, the Company and its affiliates, if any, and Toucan and its designees, are entering into Amendment No. 10 (the "TENTH AMENDMENT") to that certain Amended and Restated Recapitalization Agreement by and between the parties thereto; and

     WHEREAS, in connection with the Tenth Amendment, the Company and Toucan desire to amend the Convertible Preferred Stock Term Sheet as provided herein.

                                    AGREEMENT

     NOW, THEREFORE, for and in consideration of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Toucan agree as follows:

     1. The paragraph of the Convertible Preferred Stock Term Sheet entitled "Warrants:" is hereby amended and restated in its entirety as follows:

     "The Company shall issue $3.95 million in warrant coverage on the first $3.95 million Convertible Preferred Stock purchased for cash (the "Preferred Stock Warrants"). Preferred Stock Warrants shall not be issued upon conversion of notes, exercise of warrants, or other conversion or exercise. The number of warrants to be so issued shall be determined on the basis of $0.10 per share. If the total of $3.95 million is invested in Convertible Preferred Stock, the number of warrants issued shall be exercisable for 3.95 million shares of Convertible Preferred Stock. The exercise price of such Preferred Stock Warrants shall be $.04 per share (subject to adjustment for stock splits, stock dividends and the like). The exercise period shall commence upon issuance of the Preferred Stock Warrants, and shall continue for a period of seven (7) years after their respective issuance dates."

     2. Unless specifically modified or changed by the terms of this Amendment, all terms and conditions of the Convertible Preferred Stock Term Sheet shall remain in effect and shall apply fully as described and set forth in the Convertible Preferred Stock Term Sheet.

     3. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

     The Company and Toucan have executed this EIGHTH AMENDMENT TO AMENDED AND RESTATED BINDING TERM SHEET as of the day and year first written above.

TOUCAN CAPITAL FUND II, L.P.            NORTHWEST BIOTHERAPEUTICS, INC.


By: /s/ Linda Powers                    By: /s/ Alton L. Boynton
    ---------------------------------       ------------------------------------
Name: Linda Powers                      Name: Alton L. Boynton
Title: Managing Director                Title: President